UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 789-9283

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, "we" and "our" refer to Longboard Pharmaceuticals, Inc.

Item 7.01 Regulation FD Disclosure.

On January 2, 2024, Longboard Pharmaceuticals, Inc. ("Longboard") issued a press release announcing topline data from the PACIFIC Study. A copy of the press release is attached hereto as Exhibit 99.1.

Included as Exhibit 99.2 to this Form 8-K is a slide presentation titled PACIFIC Study Topline Data dated January 2, 2024, that is incorporated herein by reference. We intend to utilize this presentation and its contents in various meetings with securities analysts, investors and others, including during a conference call and live webcast with the investment community on January 2, 2024, at 8:30 a.m. ET.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing we make with the U.S. Securities and Exchange Commission ("SEC"), whether before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

On January 2, 2024, Longboard announced positive topline data from the PACIFIC Study evaluating bexicaserin (LP352) for participants with Developmental and Epileptic Encephalopathies ("DEEs").

In the innovative PACIFIC Study, 52 participants ages 12-65 years old with a DEE diagnosis were enrolled at 34 study sites across the United States and Australia to evaluate the safety, tolerability, efficacy and pharmacokinetics of oral bexicaserin (6 mg, 9 mg and 12 mg) three times daily versus placebo. Participant DEE diagnoses included Dravet syndrome ("DS"), Lennox-Gastaut Syndrome ("LGS"), and other qualifying DEEs ("DEE Other"). Following a 5-week screening period and baseline evaluations, study participants initiated a dose titration over a 15-day period and subsequently continued on the highest tolerated dose throughout the maintenance period of 60 days. Of the 52 participants enrolled in the study, 43 participants were randomized to bexicaserin (DS=4, LGS=24, DEE Other=15) and 9 to placebo (DS=0, LGS=5, DEE Other=4). The median number of countable motor seizures per 28-day period at baseline was 38.8 in the bexicaserin group compared to 20.8 in the placebo group. Participants were able to remain on a contemporary, stable polytherapy regimen of up to 4 anti-seizure medications ("ASMs") throughout the study, with the most common ASMs being clobazam, cannabidiol, lamotrigine and levetiracetam.

Summary of Efficacy Data

The median change in countable motor seizure frequency (primary efficacy endpoint) from baseline for the evaluable participants treated with bexicaserin (n=35) was a decrease of 53.3%, compared to a 20.8% decrease for those receiving placebo (n=9). Overall, this represents a placebo-adjusted reduction in seizure frequency of 32.5%. The median change in countable motor seizure frequency from baseline in the DS, LGS and DEE Other cohorts was a decrease of 72.1% (n=3), 48.1% (n=17) and 61.2% (n=15), respectively. This represents a placebo-adjusted reduction in seizure frequency of 27.3% and 28.6% in LGS and DEE Other, respectively.

Summary of Safety Data

Bexicaserin exhibited favorable safety and tolerability results. Most participants (85.7%) in the bexicaserin treated group (n=35) that started the maintenance period tolerated the highest dose (12 mg). The most common adverse events ("AEs") observed were somnolence, decreased appetite, constipation, diarrhea and lethargy. There were 3 participants that reported a serious adverse event ("SAE") (ankle fracture, constipation, increased seizures) and no deaths were reported in the study. Overall, 9 participants in the bexicaserin group discontinued due to an AE. Of note, 2 of these participants discontinued during the maintenance period (7 participants discontinued during the titration period). No participants in the placebo group discontinued or experienced an SAE.

100% of the participants who completed the PACIFIC Study elected to enroll in the ongoing 52-week open-label extension study.

Planned Activities

Additional data from the PACIFIC Study are intended to be presented at future medical meetings. Planning for a global Phase 3 program for bexicaserin is ongoing, with the PACIFIC Study results expected to inform the design and characteristics of the Phase 3 program.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this Current Report on Form 8-K that are not historical facts may be considered "forward-looking statements," including statements regarding Longboard's planned global Phase 3 program for bexicaserin and Longboard's plans to present additional data from the PACIFIC Study at future medical meetings. Forward-looking statements are typically, but not always, identified by the use of words such as "intend", "future", "plan", "expect" and other similar terminology.

Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risk that topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and that final data may differ materially from topline data; PACIFIC Study participants' diagnoses are as of time of screening and are subject to change; risks related to Longboard's limited operating history, financial position and need for additional capital; Longboard's need for additional managerial and financial resources to advance all of its programs, and that you and others may not agree with the manner in which Longboard allocates its resources; risks related to the development and commercialization of Longboard's product candidates; Longboard's product candidates are in the early to middle phases of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard's product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard's ongoing and intended clinical trials is competitive and challenging; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard's or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; macroeconomic events stemming from the COVID-19 pandemic or evolving geopolitical developments such as the conflicts in Ukraine and the Middle East, including but not limited to the impact on Longboard's clinical trials and operations, the operations of Longboard's suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; risks related to principal stockholders or management selling some or all of their stock; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard's dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard's and third parties' intellectual property rights, as well as the risks detailed in Longboard's recent filings on Forms 10-K and 10-Q with SEC. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits. (d) Exhibits.

Exhibit No.	Description
99.1	Press release regarding PACIFIC Study Topline Data dated January 2, 2024
99.2	Slide presentation titled "PACIFIC Study Topline Data" dated January 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: January 2, 2024	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer